UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 10, 2011, Green Mountain Coffee Roasters, Inc. (the “Company”) held its Annual Meeting of Shareholders of the Company (the “Annual Meeting”). As of the Record Date of January 12, 2011, there were 141,595,229 outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I – Election of Directors

Shareholders approved the election of Lawrence J. Blanford, Michael J. Mardy and David E. Moran to serve as Class III directors for a three-year term to expire at the 2014 Annual Meeting.

	For	Withheld	Broker non-votes
Lawrence J. Blanford	98,024,652	2,622,480	17,856,931
Michael J. Mardy	91,157,634	9,489,498	17,856,931
David E. Moran	97,307,693	3,339,439	17,856,931

Proposal II – Advisory Vote on Executive Compensation of the Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s 2011 annual meeting proxy statement.

For	Against	Abstain	Broker non-votes
97,959,471	2,371,570	316,091	17,856,931

Proposal III – Advisory Vote on Frequency of Advisory Vote on Executive Compensation of the Named Executive Officers

Shareholders did not express a clear preference on the frequency of future non-binding advisory votes on compensation for the Company’s named executive officers. Among shareholders indicating a preference, 49.37% of the shareholders indicated a preference for holding advisory votes annually while 49.99% indicated a preference for these advisory votes to be held once every three years, in accordance with the Board of Directors’ recommendation in the Company’s proxy materials.

The Company’s Board of Directors has considered the outcome of this vote and determined that the Company will hold the next advisory vote on the compensation of the Company’s named executive officers at the Company’s 2012 annual meeting of shareholders.

1 Year	2 Years	3 Years	Abstain	Broker non-votes
49,594,674	648,082	50,221,025	183,351	17,856,931

Proposal IV – Ratification of Independent Registered Public Accountants for Fiscal Year 2011

At the Annual Meeting, shareholders ratified the appointment of PriceWaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for its 2011 fiscal year.

For	Against	Abstain
107,516,768	10,791,006	196,289

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances. G Rathke

Frances G. Rathke

Chief Financial Officer

Date: March 16, 2011